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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                  March 13, 2000


Predictive Systems, Inc.
145 Hudson Street
New York, New York  10013

    Re: Predictive Systems, Inc. - Registration Statement for Offering of an Aggregate of 7,405,600,000 Shares of Common Stock

Dear Ladies and Gentlemen:

                  We have acted as counsel to Predictive Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 7,405,600 shares of common stock (the "Shares") for issuance under the Predictive Systems, Inc. 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and International Employee Stock Purchase Plan (the "Plans").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the stock option agreements, stock issuance agreements or stock purchase agreements duly authorized under the applicable Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.



                                       Very truly yours,

                                       /s/ BROBECK, PHLEGER & HARRISON LLP
                                       BROBECK, PHLEGER & HARRISON LLP